Non-Florida Property Quota Share Reinsurance Contract Effective: July 1, 2020 FedNat Insurance Company Sunrise, Florida _______________________ Certain identified information has been omitted from this exhibit because it is not material and would be competitively harmful if publicly disclosed. Redactions are indicated by [***].

Table of Contents Article Page 1 Classes of Business Reinsured 1 2 Term 1 3 Special Termination or Participation Reduction 2 4 Territory 3 5 Retention and Limit 3 6 Definitions 3 7 Loss in Excess of Policy Limits/ Extra Contractual Obligations 5 8 Other Reinsurance 5 9 Losses and Loss Adjustment Expense 6 10 Salvage and Subrogation 6 11 Original Conditions 7 12 Commission (BRMA 10A) 7 13 Reinsurer Allowance 7 14 Funds Withheld 7 15 Commutation 8 16 Reports and Remittances 8 17 Sanctions 9 18 Late Payments 9 19 Offset (BRMA 36C) 10 20 Access to Records 10 21 Confidentiality 10 22 Errors and Omissions (BRMA 14F) 12 23 Currency 12 24 Federal Excise Tax 12 25 Reserves 12 26 Insolvency 14 27 Arbitration 15 28 Service of Suit 16 29 Governing Law (BRMA 71B) 16 30 Non-Waiver 17 31 Severability 17 32 Notices and Contract Execution 17

Non-Florida Property Quota Share Reinsurance Contract Effective: July 1, 2020 entered into by and between FedNat Insurance Company Sunrise, Florida (hereinafter referred to as the "Company") and Anchor Re The Subscribing Reinsurer(s) Executing the Interests and Liabilities Agreement(s) Attached Hereto (hereinafter referred to individually as the "Subscribing Reinsurer" and collectively as the "Reinsurer") Article 1 - Classes of Business Reinsured A. By this Contract the Company obligates itself to cede to the Reinsurer and the Reinsurer obligates itself to accept quota share reinsurance of the Company's Ultimate Net Liability under its policies in force at the effective date hereof or issued or renewed on or after that date, subject to the terms, conditions and limitations set forth herein. B. The liability of the Reinsurer with respect to each cession hereunder shall commence obligatorily and simultaneously with that of the Company, subject to the terms, conditions and limitations hereinafter set forth. C. The classes of business ceded to the Reinsurer will be limited to Homeowners & Dwelling Fire products. It will also be limited to only those acquired through the Company’s partnership with the program administrator SageSure Insurance Managers, LLC. This Contract shall not apply to any other policies in force acquired though alternative means or through any other affiliation of the Company. Article 2 - Term A. This Contract shall become effective July 1, 2020, with respect to losses occurring at or after that time and date, and shall remain in force until terminated by either party. B. 30 days prior to the beginning of any new Contract Year, the parties will review and agree, via an Addendum, if necessary, on the inuring reinsurance limit, Reinsurance Allowance percentage and Ceding Commission percentage. In addition, both parties will review and agree that the reinsurance collateral is adequate for the upcoming Contract Year. C. Either party may terminate this Contract at any June 30 by giving the other party not less than 90 days’ prior written notice. D. If a loss occurrence covered hereunder is in progress at the end of any Contract Year, the Reinsurer's liability hereunder shall, subject to the other terms and conditions of this Contract, be Page 1 determined as if the entire loss occurrence had occurred prior to the end of that Contract Year, provided that no part of such loss occurrence is claimed against any other Contract Year or any renewal. E. Upon termination of this Contract, 1. All reinsurance hereunder shall be automatically cancelled as of the date of termination and the Reinsurer shall be released of all liability as respects losses occurring after the date of termination. The Reinsurer shall return to the Company the unearned premiums on the business in force hereunder at the date of termination, less the reinsurance and commission allowances thereon. 2. Company and Reinsurer may mutually agree to terminate this Contract on a "Run-Off" basis, as defined in Article 6.J. Prior to, and in order to effect such termination, the Company and the Reinsurer will execute an Addendum to this Contract detailing the specific terms and conditions of the termination on a “Run-Off” basis. Article 3 - Special Termination or Participation Reduction A. Notwithstanding the provisions of paragraph A of the Term Article, the Company may reduce or terminate a Subscribing Reinsurer's percentage share in this Contract at any time by giving written notice to the Subscribing Reinsurer in the event any of the following circumstances occur: 1. The Subscribing Reinsurer has become, or has announced its intention to become, merged with, acquired by or controlled by any other entity or individual(s) not controlling the Subscribing Reinsurer's operations previously; or 2. A State Insurance Department or other legal authority has ordered the Subscribing Reinsurer to cease writing business; or 3. The Subscribing Reinsurer has become insolvent or has been placed into liquidation, receivership, supervision or administration (whether voluntary or involuntary), or proceedings have been instituted against the Subscribing Reinsurer for the appointment of a receiver, liquidator, rehabilitator, supervisor, administrator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or 4. The Subscribing Reinsurer has become involved in a scheme of arrangement or similar proceeding (whether voluntary or involuntary) which enables the Subscribing Reinsurer to settle its claims liabilities, including but not limited to any estimated or undetermined claims liabilities under this Contract, on an accelerated basis; or 5. The Subscribing Reinsurer has reinsured its entire liability under this Contract with an unaffiliated entity or entities without the Company's prior written consent; or 6. The Subscribing Reinsurer has transferred or delegated its claims-paying authority, as respects business subject to this Contract, to an unaffiliated entity; or 7. The Subscribing Reinsurer has failed to comply with the funding requirements set forth in the Reserves Article. Page 2

B. In the event any of the circumstances set forth in paragraph A above occur, it is solely at the Company's option to reduce, terminate or allow a Subscribing Reinsurer to continue to participate on this Contract. C. The Subscribing Reinsurer shall notify the Company immediately of the occurrence of any of the events set forth in paragraph A above. If the Subscribing Reinsurer fails to provide the Company with such notification, the Company may terminate the Subscribing Reinsurer based on a public announcement or discovery of the occurrence of such event. Article 4 - Territory The territorial limits of this Contract shall be identical with those of the Company's policies, excluding risks located in the State of Florida. Article 5 - Retention and Limit As respects business subject to this Contract, the Company shall cede to the Reinsurer and the Reinsurer agrees to accept 100% of the Company's Ultimate Net Liability. However, in no event will the Reinsurer's liability hereunder for Ultimate Net Liability for Contract Year exceed the greater of $[***] or [***] of the Premium Earned. Article 6 - Definitions A. "Premium Earned" as used herein shall mean ceded unearned premiums at the beginning of this Contract, plus ceded Net Written Premiums the Term of this Contract, less ceded unearned premiums at the end of this Contract. B. "Loss Adjustment Expense" as used in this Contract is defined as all costs and expenses allocable to a specific claim, regardless of how such expenses are classified for statutory reporting purposes, that are incurred by the Company in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including: 1. pre-judgment interest, unless included as part of the award or judgment 2. post-judgment interest 3. legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto including declaratory judgment expense 4. pro rata shares of salaries and expenses of the Company field employees, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract However, Loss Adjustment Expense does not include unallocated loss adjustment expense (“ULAE”). Unallocated loss adjustment expense includes, but is not limited to, salaries and expenses of the employees, other than in (d) above, and office and other overhead expenses. C. "Ultimate Net Liability" as used in this Contract shall mean the Company's gross liability under this Contract after deducting recoveries from all other reinsurance, whether specific or general and whether collectible or not. Page 3

D. "Net Written Premium" as used in this Contract shall mean the Company's gross written premium for the classes of business reinsured hereunder, less cancellations and return premiums. E. "Policy" as used in this Contract shall mean policies, binders, contracts, endorsements, or agreements of insurance or reinsurance. F. "Runoff Subscribing Reinsurer" as used in this Contract shall mean a Subscribing Reinsurer that experiences one or more of the following circumstances: 1. A State Insurance Department or other legal authority has ordered the Subscribing Reinsurer to cease writing business; or 2. The Subscribing Reinsurer has become insolvent or has been placed into liquidation, receivership, supervision or administration (whether voluntary or involuntary), or proceedings have been instituted against the Subscribing Reinsurer for the appointment of a receiver, liquidator, rehabilitator, supervisor, administrator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or 3. The Subscribing Reinsurer has become involved in a scheme of arrangement or similar proceeding (whether voluntary or involuntary) which enables the Subscribing Reinsurer to settle its claims liabilities, including but not limited to any estimated or undetermined claims liabilities under this Contract, on an accelerated basis; or 4. The Subscribing Reinsurer has reinsured its entire liability under this Contract with an unaffiliated entity or entities without the Company's prior written consent; or 5. The Subscribing Reinsurer has ceased assuming new or renewal property or casualty treaty reinsurance business; or 6. The Subscribing Reinsurer has transferred or delegated its claims-paying authority, as respects business subject to this Contract, to an unaffiliated entity. G. "Term of this Contract" as used in this Contract, and as defined in Article 2, shall mean July 1, 2020, with respect to losses occurring at or after that time and date, and shall remain in force until terminated by either party. However, if this Contract expires on a "cutoff" basis, or a Subscribing Reinsurer's share is terminated in accordance with the Special Termination or Participation Reduction Article, "Term of this Contract" as used herein shall mean the period from July 1, 2020 to the effective date of termination or expiration, both days inclusive. H. "Contract Year" as used in this Contract shall mean the period from July 1 to June 30, both days inclusive, and each respective 12-month period thereafter that this Contract continues in force. However, in the event this Contract or a Subscribing Reinsurer's share in this Contract is terminated, the final contract year as respects the terminated share(s) shall be the period from the beginning of the then current contract year to the effective time and date of termination. I. “Corporate Core Reinsurance Program” shall be defined as the shared reinsurance catastrophe excess of loss placement applying to both policies subject to and not subject to this Contract. The Corporate Core Reinsurance Program shall inure to the benefit of this Contract subject to the mutually agreed limits, attachments and exhaustion amounts for both first and second events noted in Article 8 - Other Reinsurance. Provisions for payment for Corporate Core Reinsurance Program are contained in Article 13 – Reinsurance Allowance. Page 4

J. “Run-Off” shall be defined as means of termination for this Contract in which the Reinsurer shall be liable for losses occurring on or after the date of termination for all policies covered hereunder and in force at the date of termination of this Agreement until their natural expiry, cancellation or next anniversary of such business, whichever first occurs; but in no case shall the Reinsurer be liable for losses occurring more than 12 months after the termination date unless the Company is required by statute or regulation to continue coverage on a policy. In such case, the Reinsurer shall continue to be liable for losses occurring subsequent to the date of termination until the earliest date on which the Company may cancel such Policy Article 7 - Loss in Excess of Policy Limits/ Extra Contractual Obligations A. In the event the Company pays or is held liable to pay an amount of loss in excess of its policy limit, but otherwise within the terms of its policy (hereinafter called "Loss in Excess of Policy Limits") or any punitive, exemplary, compensatory or consequential damages, other than loss in excess of policy limits (hereinafter called "Extra Contractual Obligations") because of, but not limited to, failure by the Company to settle within the policy limits, failure to settle within a timely manner, or by reason of the Company's alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action, or in otherwise handling a claim under a policy subject to this Contract, the loss in excess of policy limits and/or the Extra Contractual Obligations shall be added to the Company's loss, if any, under the policy involved, and the sum thereof shall be subject to the provisions of the Retention and Limit Article. B. An Extra Contractual Obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the policy. C. However, coverage hereunder as respects Extra Contractual Obligations shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder. D. A Runoff Subscribing Reinsurer shall be precluded from asserting that a claim otherwise payable hereunder is loss in excess of policy limits and/or Extra Contractual Obligations. E. Recoveries from any form of insurance which protects the Company against claims the subject matter of this Article shall inure to the benefit of this Contract. F. Savings Clause (Applicable only if the Subscribing Reinsurer is domiciled in the State of New York): In no event shall coverage be provided to the extent that such coverage is not permitted under New York law. Article 8 - Other Reinsurance A. The Company shall maintain in force catastrophe and per risk excess of loss reinsurance, recoveries under which shall inure to the benefit of this Contract. B. The Company and Reinsurer shall mutually agree on the limits, attachments and exhaustion amounts for both first and second events of the in-force catastrophe excess of loss reinsurance inuring to the benefit of this Contract. Page 5

C. The Company and Reinsurer agree that the exhaustion point of the in-force catastrophe excess of loss program will not meaningfully deviate from the 130-year PML event to be calculated net of inuring limit to Corporate Core Reinsurance Program for the subject business of this Contract. The 130-year PML event loss amount will be calculated, with actual in force portfolio data at September 30, of the current Contract Year, and as the average AIR & RMS event based on historical rates including demand surge, excluding storm surge, and including secondary uncertainty. The inuring limit to Corporate Core Reinsurance Program will be based on inuring loss paid by this Contract and other inuring reinsurance as purchased in accordance with Article 13 - Reinsurance Allowance. The inuring limit is agreed at $[***] for the Contract Year incepting in 2020. D. The Company shall be permitted to carry other reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all the provisions of this Contract. Article 9 - Losses and Loss Adjustment Expense A. Losses shall be reported by the Company in summary form as hereinafter provided. B. All loss settlements made by the Company, whether under strict policy conditions or by way of compromise, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its proportion of each such settlement in accordance with the Reports and Remittances Article. C. In the event of a claim under a policy subject hereto, the Reinsurer shall be liable for its proportionate share of Loss Adjustment Expense incurred by the Company in connection therewith and shall be credited with its proportionate share of any recoveries of such expense. D. If a Runoff Subscribing Reinsurer does not raise a query concerning a claim it has not paid within 30 days of billing, it shall be estopped from denying such claim and must pay immediately. E. The Company shall be the sole judge as to: 1. What constitutes a claim or loss covered under any policy; 2. The Company's liability thereunder; 3. The amount or amounts the Company shall pay thereunder. The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under any policy. Article 10 - Salvage and Subrogation The Reinsurer shall be credited with its proportionate share of salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights if, in the Company's opinion, it is economically reasonable to do so. Page 6

Article 11 - Original Conditions A. All reinsurance under this Contract shall be subject to the same rates, terms, conditions, waivers and interpretations and to the same modifications and alterations, including judicial interpretation, policy reformation and regulatory changes, as the respective policies of the Company. The Reinsurer shall be credited with its exact proportion of the Company's Net Written Premium. The Reinsurer's share in the Company's Net Written Premium shall be credited to the Funds Withheld Account. B. Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract. Article 12 - Commission (BRMA 10A) A. The Reinsurer shall allow the Company a [***] commission (“Ceding Commission”) on Net Written Premium ceded to the Reinsurer hereunder. The Company shall allow the Reinsurer return commission on return premiums at the same rate. [***] shall be agreed by Company and Reinsurer as the sole compensation allowed for ULAE under this Contract. B. It is expressly agreed that the Ceding Commission allowed the Company includes provision for all dividends, commissions, taxes, assessments, ULAE charges, and other related acquisition expenses, except Loss Adjustment Expense. However, this excludes any passthrough taxes or assessment made directly to the policyholder and remitted to the Company. Article 13 - Reinsurance Allowance A. The Reinsurer shall allow the Company a [***] provisional allowance (“Reinsurance Allowance”) on all premiums ceded for the inuring reinsurance in Article 8. The Company shall allow the Reinsurer return commission on return premiums at the same rate. At the expiration or termination of this Contract, the provisional allowance percentage shall be adjusted to equal the final cost percentage of all inuring reinsurance on an earned premium basis. Article 14 - Funds Withheld A. The Company shall establish and maintain a notional account on a cumulative paid basis from the inception of this Contract (the "Funds Withheld Account"), and the balance of the Funds Withheld Account as of any date shall be calculated in accordance with the following: 1. Ceded unearned premium applicable to subject business in force at the effective date of this Contract plus ceded Net Written Premiums; minus 2. Ceding Commission thereon; minus 3. Reinsurance Allowance on (1) above; minus 4. Losses and Loss Adjustment Expenses paid B. The amounts in subparagraphs 1 through 4 in paragraph A shall be deemed to have been paid in accordance with Article 16 - Reports and Remittances. Page 7

Article 15 - Commutation A. The Company has the unilateral right to commute this Contract if the balance of the Funds Withheld Account is positive after the termination or expiration of this Contract. B. If the Company unilaterally commutes this Contract, in accordance with the provisions of paragraph A above, the Reinsurer shall receive 100% of the Funds Withheld Account balance and all parties shall be released from any and all past, current or future liabilities, rights and obligations under this Contract. Upon commutation, prior to any payout of the Funds Withheld Account, the Funds Withheld Account balance will be adjusted to reflect the impact of: 1. Recapture of the ending unearned premium applicable to subject business in force at commutation, net of Reinsurance Allowance and Ceding Commission thereon; 2. Any adjustment to the cost of inuring reinsurance pursuant to Article 13; 3. Provision for incurred but not reported claim reserves in accordance with reserves as recorded by the Company for accounting purposes; 4. Contingent commissions paid by the Company to Reinsurer or its affiliates related to the Term of this Contract. C. Mutual consent is required to commute this Contract if the balance of the Funds Withheld Account is negative. Article 16 - Reports and Remittances A. As promptly as possible after the effective date of this Contract, the Company shall remit the Reinsurer's share of the ceded unearned premium (less commission and allowance thereon) applicable to subject business in force at the effective date of this Contract. B. Within 60 days after the end of each quarter, the Company shall report to the Reinsurer: 1. Ceded Net Written Premium for the quarter; 2. Ceding Commission thereon; 3. Reinsurance Allowance on (1) above; 4. Losses and Loss Adjustment Expenses Paid for the quarter; 5. The balance of the Funds Withheld Account for the previous quarter; 6. The balance of the Funds Withheld Account for the quarter. Any balance shown to be due the Company shall be remitted by the Reinsurer within 30 days after receipt and verification of the Company's report. Payment by the Reinsurer to the Company shall first be made from the Funds Withheld Account and then out of other funds of the Reinsurer. C Within 60 days after the end of each calendar quarter, the Company shall report to the Reinsurer the ceded unearned premiums and ceded outstanding loss reserves as of the end of the calendar quarter. Page 8

Article 17 - Sanctions Neither the Company nor any Subscribing Reinsurer shall be liable for premium or loss under this Contract if it would result in a violation of any mandatory sanction, prohibition or restriction under United Nations resolutions or the trade or economic sanctions, laws or regulations of the European Union, United Kingdom or United States of America that are applicable to either party. Article 18 - Late Payments A. The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract. However, any Subscribing Reinsurer that has experienced any of the circumstances set forth in paragraph A of the Special Termination or Participation Reduction Article shall not be allowed to implement the provisions of this Article against the Company. B. In the event any premium, loss or other payment due either party is not received by the intermediary named in the Intermediary Article (hereinafter referred to as the "Intermediary") by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party shall pay, any and all costs and expenses, including reasonable attorneys' fees, incurred in connection with the collection or enforcement of any payment obligations of the debtor party, except those costs and expenses the parties are required to share equally pursuant to the Arbitration Article, plus an interest charge on the amount past due calculated for each such payment on the last business day of each month as follows: 1. The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times 2. 1/365th of the sum of 4.0% and the U.S. prime rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made; times 3. The amount past due, including accrued interest. Interest shall accumulate until payment of the original amount due plus interest charges have been received by the Intermediary. Notwithstanding the provisions of subparagraph B(2) above and the immediately preceding sentence, the interest rate for a Runoff Subscribing Reinsurer shall increase by 1.0% for every month that payment of the claim is past due, subject to a maximum annual interest rate of 12.0%. C. If the interest rate provided under this Article exceeds the maximum interest rate allowed by any applicable law, such interest rate shall be modified to the highest rate permitted by the applicable law, and all remaining provisions of this Article and Contract shall remain in full force and effect without being impaired or invalidated in any way. D. The establishment of the due date shall, for purposes of this Article, be determined as follows: 1. As respects any routine payment, adjustment or return due either party, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 30 days after the date of transmittal by the Intermediary of the initial billing for each such payment. Page 9

2. As respects a "cash call", payment shall be deemed due 30 days after the proof of loss or demand for payment is transmitted to the Reinsurer. If such loss or claim payment is not received within the 30 days, interest shall accrue on the payment or amount overdue in accordance with paragraph B above, from the date the proof of loss or demand for payment was transmitted to the Reinsurer. 3. As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs D(1) and D(2) above, the due date shall be deemed as 30 days following transmittal of written notification that the provisions of this Article have been invoked. For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary. E. Nothing herein shall be construed as limiting or prohibiting a Subscribing Reinsurer from contesting the validity of any claim, or from participating in the defense of any claim or suit, or prohibiting either party from contesting the validity of any payment or from initiating any arbitration or other proceeding in accordance with the provisions of this Contract. If the debtor party prevails in an arbitration or other proceeding, then any interest charges due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest charge on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article. F. Interest charges arising out of the application of this Article that are $100 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period. Article 19 - Offset (BRMA 36C) The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise. Article 20 - Access to Records By giving the Company 30 days of prior notice, the Reinsurer or its designated representatives shall have access at any reasonable time to underwriting, claims and accounting files of the Company which pertain in any way to this Contract. However, a Subscribing Reinsurer or its designated representatives shall not have any right of access to the records of the Company if it is not current in all undisputed payments due the Company. "Undisputed" as used herein shall mean any amount that the Subscribing Reinsurer has not contested in writing to the Company specifying the reason(s) why the payments are disputed. Article 21 - Confidentiality A. The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract, including all information obtained through any audits and any Page 10 claims information between the Company and the Reinsurer, and any submission or other materials relating to any renewal (hereinafter referred to as "confidential information") are proprietary and confidential to the Company. B. Except as provided for in paragraph C below, the Reinsurer shall not disclose any confidential information to any third parties, including but not limited to the Reinsurer's subsidiaries and affiliates, other insurance companies and their subsidiaries and affiliates, underwriting agencies, research organizations, any unaffiliated entity engaged in modeling insurance or reinsurance data, and statistical rating organizations. C. Confidential information may be used by the Reinsurer only in connection with the performance of its obligations or enforcement of its rights under this Contract and shall only be disclosed when required by (1) retrocessionaires subject to the business ceded to this Contract, (2) regulators performing an audit of the Reinsurer's records and/or financial condition, (3) external auditors performing an audit of the Reinsurer's records in the normal course of business, (4) the Reinsurer's legal counsel, or (5) subsidiaries or affiliates of the Reinsurer that assist in underwriting or administrative obligations directly related to this Contract (however, this subparagraph 5 shall not include subsidiaries or affiliates in competition with the Company); provided that the Reinsurer advises such parties of the confidential nature of the confidential information and their obligation to maintain its confidentiality. The Company may require that any third-party representatives of the Reinsurer agree, in writing, to be bound by this Confidentiality Article or by a separate written confidentiality agreement, containing terms no less stringent than those set forth in this Article. If a third-party representative of the Reinsurer is not bound, in writing, by this Confidentiality Article or by a separate written confidentiality agreement, the Reinsurer shall be responsible for any breach of this provision by such third-party representative of the Reinsurer. D. Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the confidential information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure, to the extent legally permissible, and to use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article. E. Any disclosure of non-public personally identifiable information shall comply with all state and federal statutes and regulations governing the disclosure of non-public personally identifiable information. "Non-public personally identifiable information" shall be defined as this term or a similar term is defined in any applicable state, provincial, territory, or federal law. Disclosing or using this information for any purpose not authorized by applicable law is expressly forbidden without the prior consent of the Company. F. The parties agree that any information subject to privilege, including the attorney-client privilege or attorney work product doctrine (collectively "privilege") shall not be disclosed to the Reinsurer until, in the Company's opinion, such privilege is deemed to be waived or otherwise compromised by virtue of its disclosure pursuant to this Contract. Furthermore, the Reinsurer shall not assert that any privilege otherwise applicable to the confidential information has been waived or otherwise compromised by virtue of its disclosure pursuant to this Contract. G. The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns. Page 11

Article 22 - Errors and Omissions (BRMA 14F) Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery. Article 23 - Currency A. Whenever the word "Dollars" or the "$" sign appears in this Contract, it shall be construed to mean United States Dollars, and all transactions under this Contract shall be in United States Dollars. B. Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company. Article 24 - Federal Excise Tax A. The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax. B. In the event of any return of premium becoming due hereunder the Reinsurer shall deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government. Article 25 - Reserves A. The Subscribing Reinsurer agrees to fund 100% of its share of the Company's ceded unearned premium, if any, and/or outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) (hereinafter the "Subscribing Reinsurer's Obligations") in excess of the Funds Withheld balance by: 1. Clean, irrevocable and unconditional letters of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or 2. Trust accounts established solely for the benefit of the Company; and/or 3. Cash advances; if the Subscribing Reinsurer: 1. As of the inception of this Contract (irrespective of any certification date that may be backdated) or during the Term of the Contract or thereafter, is unauthorized in any state of the United States of America, any of its territories or possessions, or the District of Columbia having jurisdiction over the Company's reserves; or Page 12

2. Is not domiciled in the United States of America or its territories or possessions, and has become certified, authorized, trusteed, accepted, approved or qualified in any state of the United States of America, any of its territories or possessions, or the District of Columbia having jurisdiction over the Company's reserves; or 3. Is a Runoff Subscribing Reinsurer; or 4. Has its A.M. Best's and/or Standard & Poor's rating assigned or downgraded below A-. Notwithstanding the provisions above, if the Subscribing Reinsurer became authorized, trusteed, accepted, approved or qualified in any state of the United States of America, any of its territories or possessions, or the District of Columbia having jurisdiction over the Company's reserves before January 1, 2010, then the Subscribing Reinsurer may provide funding via a multi- beneficiary trust amounting to 100% of the Subscribing Reinsurer's obligations, and such funding shall be deemed to satisfy the funding requirements under this Article. Any funding in a multi- beneficiary trust shall include an amount of incurred but not reported loss reserves as calculated by the Company. Notwithstanding the provisions of the Arbitration Article, if a Runoff Subscribing Reinsurer fails to fund its share of the Subscribing Reinsurer's obligations under this Contract as set forth above, the Company retains its right to apply to a court of competent jurisdiction for equitable or interim relief. B. As respects reinsurers that have become certified in any state of the United States of America, any of its territories or possessions, or the District of Columbia having jurisdiction over the Company's reserves, any deferred funding as permitted by certain states in the event of a catastrophe shall not apply to the Subscribing Reinsurer. The Subscribing Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the Company and the insurance regulatory authorities involved. C. With regard to funding in whole or in part by letters of credit, each letter of credit shall be in a form acceptable to insurance regulatory authorities involved, shall be issued for a term of at least one year and shall include an "evergreen clause," which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. Notwithstanding anything to the contrary in this Contract, said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Subscribing Reinsurer, but only for one or more of the following purposes: 1. To reimburse the Company for the Subscribing Reinsurer's share of unearned premiums, if any, returned to insureds on account of policy cancellations, unless paid in cash by the Subscribing Reinsurer; 2. To reimburse the Company for the Subscribing Reinsurer's share of losses and/or Loss Adjustment Expense paid under the terms of policies reinsured hereunder, unless paid in cash by the Subscribing Reinsurer; 3. To reimburse the Company for the Subscribing Reinsurer's share of any other amounts claimed to be due hereunder, unless paid in cash by the Subscribing Reinsurer; 4. To fund a cash account in an amount equal to the Subscribing Reinsurer's obligations funded by means of a letter of credit which is under non-renewal notice, if said letter of credit Page 13 has not been renewed or replaced by the Subscribing Reinsurer 10 days prior to its expiration date; 5. To refund to the Subscribing Reinsurer any sum in excess of the actual amount required to fund the Subscribing Reinsurer's obligations, if so requested by the Subscribing Reinsurer. In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for C(1), C(2) or C(4) above, or in the case of C(3) above, the actual amount determined to be due, the Company shall promptly return to the Subscribing Reinsurer the excess amount so drawn. D. At annual intervals, or more frequently as agreed but never more frequently than quarterly, the Company shall prepare a specific statement, for the sole purpose of amending the respective letters of credit, of the Subscribing Reinsurer's obligations. Amendments shall be made to said letters of credit in accordance with the following: 1. If the statement shows that the Subscribing Reinsurer's obligations exceed the balance of credit applicable thereto as of the statement date, the Subscribing Reinsurer shall, within 30 days after receipt of notice of such excess, secure delivery to the Company of an amendment or amendments of the respective letters of credit increasing the amount of credit by the amount of the applicable difference. 2. If, however, the statement shows that the Subscribing Reinsurer's obligations are less than the balance of credit applicable thereto as of the statement date, the Company shall, within 30 days after receipt of written request from the Subscribing Reinsurer, release such excess credit by agreeing to secure an amendment or amendments to the respective letters of credit reducing the amount of credit available by the amount of the applicable excess credit. Article 26 - Insolvency A. This Article shall apply severally to each reinsured company referenced within the definition of "Company" in this Contract. Further, this Article and the laws of the domiciliary jurisdiction shall apply in the event of the insolvency of any company intended to be covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary jurisdiction of any company intended to be covered hereunder, that domiciliary jurisdiction's laws shall prevail. B. In the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. However, the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Page 14

C. Where two or more Subscribing Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company. D. In the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees. Article 27 - Arbitration A. As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, such dispute or difference of opinion shall be submitted to arbitration. One arbiter shall be chosen by the Company, the other by the Reinsurer, and an umpire shall be chosen by the two arbiters before they enter upon arbitration, all of whom shall be disinterested active or former officials or experienced individuals who have operated in, or been involved in, business placed in the United States insurance or reinsurance industry for at least 10 years. In the event that either party should fail to choose an arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two arbiters who shall in turn choose an umpire before entering upon arbitration. If the two arbiters fail to agree upon the selection of an umpire within 30 days following their appointment, the two arbiters shall request the American Arbitration Association to appoint the umpire. If the American Arbitration Association fails to appoint the umpire within 30 days after it has been requested to do so, either party may request a justice of a Court of general jurisdiction of the state in which the arbitration is to be held to appoint the umpire. Notwithstanding the above, in the event the dispute or difference of opinion involves a Runoff Subscribing Reinsurer, the Company may, at its option, choose to forgo arbitration and may bring an action in any court of competent jurisdiction. Such court shall award costs and expenses, including reasonable attorneys' fees and other expenses, if the Company prevails in such action. B. Each party shall present its case to the arbiters within 30 days following the date of appointment of the umpire. The arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the arbiters shall be final and binding on both parties; but failing to agree, they shall call in the umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the arbiters may be entered in any court of competent jurisdiction. The arbiters may award costs and expenses, including reasonable attorneys' fees and other expenses. C. If more than one Subscribing Reinsurer is involved in the same dispute, all such Subscribing Reinsurers shall, at the option of the Company, constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the Subscribing Reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such Subscribing Reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Subscribing Reinsurers participating under the terms of this Contract from several to joint. Page 15

D. Each party shall bear the expense of its own arbiter, and shall jointly and equally bear with the other the expense of the umpire and of the arbitration. In the event that the two arbiters are chosen by one party, as above provided, the expense of the arbiters, the umpire and the arbitration shall be equally divided between the two parties. E. Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Contract, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the State of Florida. F. In the event the dispute or difference of opinion involves a Runoff Subscribing Reinsurer and the Company prevails in the arbitration, the arbiters shall conduct a bad-faith assessment in accordance with applicable law as soon as practicable after their decision. The arbiters shall award any necessary and legally permissible punitive damages to the Company. Article 28 - Service of Suit (Applicable if the Subscribing Reinsurer is not domiciled in the United States of America, and/or is not authorized in any state, territory or district of the United States where authorization is required by insurance regulatory authorities) A. This Article shall not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract. B. In the event the Subscribing Reinsurer fails to perform its obligations hereunder, the Subscribing Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Subscribing Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Subscribing Reinsurer, once the appropriate Court is accepted by the Subscribing Reinsurer or is determined by removal, transfer or otherwise, as provided for above, shall comply with all requirements necessary to give said Court jurisdiction and, in any suit instituted against any of the Subscribing Reinsurers upon this Contract, shall abide by the final decision of such Court or of any Appellate Court in the event of an appeal. C. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Subscribing Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his or her successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract. Article 29 - Governing Law (BRMA 71B) This Contract shall be governed by and construed in accordance with the laws of the State of Florida. Page 16

Article 30 - Non-Waiver The failure of the Company to insist on compliance with this Contract or to exercise any right, remedy or option hereunder shall not: (1) constitute a waiver of any rights contained in this Contract, (2) prevent the Company from thereafter demanding full and complete compliance, (3) prevent the Company from exercising such remedy in the future, nor (4) affect the validity of this Contract or any part thereof. Article 31 - Severability If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations or public policy of any jurisdiction, regulatory body or court, such provision shall be considered void in such jurisdiction, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction. Article 32 - Notices and Contract Execution A. Whenever a notice, statement, report or any other written communication is required by this Contract, unless otherwise specified, such notice, statement, report or other written communication may be transmitted by certified or registered mail, nationally or internationally recognized express delivery service, personal delivery, electronic mail, or facsimile. With the exception of notices of termination, first class mail is also acceptable. B. The use of any of the following shall constitute a valid execution of this Contract or any amendments thereto: 1. Paper documents with an original ink signature; 2. Facsimile or electronic copies of paper documents showing an original ink signature; and/or 3. Electronic records with an electronic signature made via an electronic agent. For the purposes of this Contract, the terms "electronic record," "electronic signature" and "electronic agent" shall have the meanings set forth in the Electronic Signatures in Global and National Commerce Act of 2000 or any amendments thereto. C. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original. In Witness Whereof, the Company by its duly authorized representative has executed this Contract as of the date specified below: This 26th day of June in the year 2020 . FedNat Insurance Company /s/ Michael Braun Page 17

The Interests and Liabilities Agreement, constituting 1 page in total, has been omitted from this exhibit because such agreement is not material and would be competitively harmful if publicly disclosed. Page 18